OCTOBER 27, 2004

MR. RAYMOND DABNEY, CEO

XRAYMEDIA, INC.

555 BURRARD STREET, SUITE 900

VANCOUVER, B. C., CANADA V7X1M9

RE: XRAYMEDIA, INC. (THE "COMPANY")

DEAR MR. DABNEY:

YOU HAVE REQUESTED MY OPINION REGARDING ISSUANCE OF CERTAIN SHARES PURSUANT TO THE COMPANY’S "CONSULTANT COMPENSATION PLAN" (THE "PLAN"), SUBJECT OF A FORM S-8 REGISTRATION STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

I HAVE REVIEWED THE RELEVANT DOCUMENTS IN CONNECTION WITH THE PLAN, INCLUDING THE PLAN ITSELF, AND SUCH OTHER CORPORATE DOCUMENTS AS I DEEM NECESSARY AND APPROPRIATE IN CONNECTION WITH THE PLAN. I HAVE ALSO DISCUSSED THE PLAN WITH MANAGEMENT OF THE COMPANY, AND RECEIVED SUCH ASSURANCES FROM THEM AS I DEEM NECESSARY UNDER THE CIRCUMSTANCES.

BASED THEREON, IT IS MY OPINION THAT THE COMPANY MAY ISSUE A TOTAL OF 54,100,000 UNRESTRICTED SHARES OF ITS COMMON STOCK PURSUANT TO THE TERMS OF THE PLAN. WHEN ISSUED, THE SHARES SHALL BE VALIDLY ISSUED, FULLY PAID AND NON-ASSESSABLE.

THE INFORMATION SET FORTH HEREIN IS EFFECTIVE AS OF THE DATE OF THIS LETTER. I CONSENT TO USE OF THIS LETTER AS AN EXHIBIT TO YOUR S-8 FILING.

IF YOU HAVE ANY QUESTIONS REGARDING THIS MATTER, PLEASE DO NOT HESITATE TO CONTACT ME.

VERY TRULY YOURS,

/S/ MICHAEL J. MORRISON

MICHAEL J. MORRISON, ESQ.